Exhibit 99.1

(8) Mr. Kreider is signing in his capacity as attorney-in-fact for William J. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the designated member of KKR 2006 GP LLC, the sole general partner of KKR Associates 2006 L.P., the sole general partner of KKR 2006 Fund L.P.

(9) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a Vice President of KKR Biomet LLC.

(10) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the sole shareholder of KKR PEI GP Limited, the sole general partner of KKR PEI Associates, L.P., the sole general partner of KKR PEI Investments, L.P.

(11) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the sole shareholder of KKR 8 NA Limited, the sole general partner of KKR Associates 8 NA L.P., the sole general partner of 8 North America Investor L.P.

(12) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the designated member of KKR 2006 GP LLC, the sole general partner of KKR Associates 2006 LP, the sole general partner of OPERF Co-Investment, LLC.

(13) Mr. Kreider is signing in his capacity as attorney-in-fact for Messers. Kravis and Roberts, the managers of KKR III GP LLC, the sole general partner of KKR Partners III, L.P.

(14) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the designated member of KKR 2006 GP LLC, the sole general partner of KKR Associates 2006 L.P.

(15) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the designated member of KKR 2006 GP LLC.

(16) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the sole shareholder of KKR PEI GP Limited, the sole general partner of KKR PEI Associates, L.P.

(17) Mr. Kreider is signing in his capacity as attorney-in-fact for Mr. Janetschek, a director of KKR Fund Holdings GP Limited, the general partner of KKR Fund Holdings L.P., the sole shareholder of KKR PEI GP Limited.